UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 09, 2014 (Date of earliest event reported)
Theravance, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30319 (Commission File Number)	94-3265960 (IRS Employer Identification Number)

951 Gateway Boulevard, South San Francisco, CA (Address of principal executive offices)		94080 (Zip Code)
650-238-9600 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Officer

On October 9, 2014, Theravance, Inc. (the "Company" or "Theravance") announced the hiring and appointment of Eric d'Esparbes, age 47, as Senior Vice President and Chief Financial Officer of the Company. Prior to Mr. d'Esparbes' appointment, Michael Aguiar, the Company's President and Chief Executive Officer, had been serving in the role of Chief Financial Officer. Mr. Aguiar will continue to serve as the Company's President and Chief Executive Officer following Mr. d'Esparbes' appointment as Senior Vice President and Chief Financial Officer.

Prior to joining Theravance, Mr. d'Esparbes served as the Chief Financial Officer of Joule Unlimited Inc, a biotechnology company, since 2010. Prior to Joule Unlimited, Mr. d'Esparbes was the Vice President, Finance of AEI Energy, and from 2007 to 2010 served as Senior Vice President and Chief Financial Officer at AEI Asia. Mr. d'Esparbes has also served as Chief Financial Officer and other senior financial roles at Meiya Power Company Limited from 1999 to 2007, and senior financial roles at Hydro-Quebec International from 1993 to 1999. Mr. d'Esparbes earned a Bachelor's degree in international finance from the University of Montreal's Hautes Etudes Commerciales in Montreal, Canada.

In connection with his hiring, the Company entered into an offer letter with Mr. d'Esparbes. Mr. d'Esparbes' offer letter provides an initial base salary of $380,000 per year and he will be eligible to receive an annual discretionary bonus based on the Company's performance against its annual goals and a review of Mr. d'Esparbes' individual performance with a target amount of up to fifty percent (50%) of his annual base salary.

The Company also agreed to grant Mr. d'Esparbes a restricted stock award for that number of shares of the Company's common stock equal to $1,750,000 divided by the average closing price of the Company's common stock for the fifteen (15) trading days ending three (3) full trading days prior to the date of grant. The restricted stock award will be subject to the terms and conditions applicable to shares awarded under the Company's 2012 Equity Incentive Plan (the "Plan"), as described in the Plan and the applicable Restricted Stock Agreement. Mr. d'Esparbes' will vest in twenty-five percent (25%) of the shares on the first Company Vesting Date (as defined below) after the first anniversary of his employment as Senior Vice President and Chief Executive Officer, and the balance will vest in twelve (12) equal installments on each Company Vesting Date thereafter, provided he remains in continuous service through each such vesting date, and as described in the applicable Restricted Stock Agreement. A "Company Vesting Date" means February 20, May 20, August 20 or November 20.

In addition, the Company agreed to reimburse Mr. d'Esparbes for certain relocation expenses which may be incurred in connection with his move to California.

In reliance on the instruction to paragraph (c) of Item 5.02 of Form 8-K, the Company is filing this Form 8-K on the same day that the Company is making the public announcement of the appointment of Mr. d'Esparbes by means other than this Form 8-K.

The foregoing summary of certain provisions of the letter is qualified in its entirety by reference to the offer letter which will be filed as an exhibit to the Company's Form 10-K for the annual period ending December 31, 2014.

A copy of the press release announcing Mr. d'Esparbes' appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release dated October 09, 2014

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 09, 2014	THERAVANCE, INC. By: /s/ Michael W. Aguiar Michael W. Aguiar Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release dated October 09, 2014